Exhibit 10.20

STOCK PURCHASE AGREEMENT

dated as of January 22, 2007

between

Northwest Airlines, Inc.

and

MAIR Holdings, Inc.

i

4.6	Seller Approval Order	10

ARTICLE V	CONDITIONS TO THE OBLIGATIONS OF SELLER TO EFFECT THE CLOSING	10

5.1	Seller Obligations	10

ARTICLE VI	CONDITIONS TO THE OBLIGATIONS OF BUYER TO EFFECT THE CLOSING	11

6.1	Buyer Obligations	11

ARTICLE VII	TERMINATION	11

7.1	Termination	11

7.2	Effect of Termination	12

ARTICLE VIII	MISCELLANEOUS	12

8.1	Expenses	12

8.2	Survival	12

8.3	Certain Interpretative Matters	13

8.4	Notices	13

8.5	Assignment	14

8.6	Entire Agreement	14

8.7	Modifications, Amendments and Waivers	15

8.8	Counterparts	15

8.9	Governing Law	15

8.10	Severability	15

8.11	Submission to Jurisdiction; Waivers	16

8.12	Specific Performance	17

8.13	No Presumption	17

8.14	No Third Party Beneficiary	17

8.15	Representations	17

ii

Exhibit A	Certain Defined Terms
Exhibit B	Stock Purchase and Reorganization Agreement
Exhibit C	Form of General Release
Exhibit D	Form of Company Plan
Exhibit E	Form of Seller Approval Order

iii

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement, dated as of January 22, 2007 (this “Agreement”), is between Northwest Airlines, Inc., a Minnesota corporation (“Seller”), and MAIR Holdings, Inc., a Minnesota corporation (“Buyer”).  Capitalized terms used but not defined herein have the meanings assigned to them on Exhibit A.

WHEREAS, Seller owns 5,657,113 shares of Buyer’s common stock, par value $0.01 per share (the “Common Stock”, and such 5,657,113 shares of Common Stock are herein collectively referred to as the “Shares”) and a Warrant to purchase 4,112,500 shares of Common Stock at a current exercise price of $8.74 per share (the “Warrant”);

WHEREAS, concurrently with entering into this Agreement, Seller and Mesaba Aviation, Inc., a Minnesota corporation and wholly owned Subsidiary of Buyer (the “Company”), are entering into a Stock Purchase and Reorganization Agreement (the “SPRA”), which is attached hereto as Exhibit B, it being understood and agreed that the consummation of the Closing is not conditioned upon the consummation of the closing of the transactions contemplated by the SPRA;

WHEREAS, Seller desires to sell to Buyer the Shares and Buyer desires to purchase from Seller the Shares as set forth herein; and

WHEREAS, Buyer desires to consent to and fully support the transactions contemplated by the SPRA, vote in favor of the Company Plan and withdraw any Claims that it has or may have against Seller in the Seller Case.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

1.1                                 Purchase and Sale.

(a)                                  Upon the terms and subject to the conditions set forth in this Agreement, upon the consummation of the Closing, Seller shall sell to Buyer and Buyer shall purchase from Seller the Shares.  The aggregate purchase price for the Shares shall be $35,356,956.25 (the “Purchase Price”) and shall be paid by Buyer to Seller as follows: (i) upon the consummation of the Closing, Buyer shall wire transfer $24,042,730.25 (the “Closing Purchase Price”) in immediately available funds to the bank account designated by Seller to Buyer in writing at least one Business Day prior to the Closing and (ii) on the date that is the earlier of (A) nine months following the date of this Agreement and (B) the making of at least $25,000,000 of cash distributions to Buyer in the Company Case (together with any prior distributions) on account of Buyer’s equity interest in the Company (the earlier of the dates referred to in the foregoing clauses (A) and (B) is herein referred to as the “Deferred Purchase Price Date”), Buyer shall wire transfer $11,314,226.00 (the “Deferred Purchase Price”) in immediately available funds to the bank account designated by Seller to Buyer in writing at least one Business Day prior to the Deferred Purchase Price Date.  Notwithstanding the foregoing provisions of this Section 1.1(a), the parties agree that if the Deferred Purchase Price Date shall occur prior to the consummation of the Closing, then the Deferred Purchase Price Date shall be deemed to occur upon the consummation of the Closing. If Buyer shall not have paid to Seller the Deferred Purchase Price in accordance with the terms of this Agreement, then, in addition to the Deferred Purchase Price, Buyer shall pay to Seller interest on the Deferred Purchase Price from the Closing Date through the date of payment of the Deferred Purchase Price at the Default Interest Rate.

(b)                                 Notwithstanding Section 1.1(a), if prior to the consummation of the Closing (i) Buyer shall have breached in any material respect its obligations set forth in Section 4.5 or (ii) Buyer shall have consummated any Acceleration Transaction, then, upon consummation of the Closing, Buyer shall pay to Seller the entire Purchase Price in immediately available funds to the bank account designated by Seller to Buyer in writing at least one Business Day prior to the Closing.

(c)                                  Notwithstanding Sections 1.1(a), unless the entire Purchase Price was paid by Buyer to Seller upon consummation of the Closing, if following the consummation of the Closing and prior to the Deferred Purchase Price Date (i) Buyer shall have breached in any material respect its obligations set forth in Section 4.5 or (ii) Buyer shall have consummated any Acceleration Transaction, then, upon the date that is one Business Day following the consummation of such Acceleration Transaction, Buyer shall pay to Seller the Deferred Purchase Price in immediately available funds to the bank account that was previously designated by Seller to Buyer pursuant to Section 1.1(a).

(d)                                 Each of the parties understands and agrees that unless the Closing is consummated, nothing contained in this Agreement shall constitute an admission by Buyer, Seller or any of their Affiliates as to the amount, if any, of any Claim by Buyer against Seller or the Seller Bankruptcy Estate nor of any Claim by Seller against the Company.

(e)                                  In the event that Buyer changes the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock issued and outstanding prior to the Closing as a result of a reclassification, stock split or reverse stock split, the Purchase Price, the Closing Purchase Price and the Deferred Purchase Price shall remain the same, and the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock as a result of any such reclassification, stock split or reverse stock split shall be the Shares covered by this Agreement.

(f)                                    Notwithstanding the entry into this Agreement or any provision contained herein, it is acknowledged and agreed that, unless and until the consummation of the Closing shall have occurred, Seller shall retain all of its rights, including any voting rights, as a shareholder of Buyer with respect to the Shares.

1.2                                 Closing.  On the terms and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated by Section 1.1(a) of this Agreement (the “Closing”) shall take place:  (a) at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza,

New York, New York, at 10:00 a.m., local time, on the third Business Day after the Satisfaction Date (the “Scheduled Closing Date and Time” ) or (b) at such other time, on such other date and at such other place as may be mutually agreed upon by the parties.  The date on which the Closing is to occur is herein referred to as the “Closing Date.”  Notwithstanding the foregoing, the parties acknowledge and agree that Seller shall have the right, at any time and from time to time following the Satisfaction Date and prior to any Scheduled Closing Date and Time, to determine that the Scheduled Closing Date and Time shall be 10:00 a.m., New York time, on any date subsequent to the previously set Scheduled Closing Date and Time (10:00 a.m., New York time, on such date determined by Seller shall be deemed to be the Scheduled Closing Date and Time) by providing to Buyer a written notice to such effect; provided that any such Scheduled Closing Date and Time determined by Seller shall be on a date that is at least three Business Day prior to the earlier of the closing of the transactions contemplated by the SPRA and the Termination Date, it being understood and agreed that any such notice by Seller to Buyer shall not be deemed a waiver of the satisfaction of any conditions to the Closing set forth in this Agreement and that such conditions (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived at the Closing.

1.3                                 Deliveries.  In addition to the other requirements set forth herein:

(a)                                  Seller shall deliver to Buyer:

(i)                                     at the Closing, one or more certificates representing the Shares, and any other documents that are necessary to sell and transfer to Buyer title to the Shares free and clear of all Liens other than Permitted Liens;

(ii)                                  at the Closing, the certificate called for by Section 6.1(a);

(iii)                               at the later of the Closing and the date on which the Buyer Approval Order (as defined in the SPRA) has been entered by the Seller Bankruptcy Court and is a Final Order, a release in substantially the form attached hereto as Exhibit C, duly executed by Seller as the Releasing Party (as defined in Exhibit C);

(iv)                              at the Closing, the Warrant for cancellation by Buyer; and

(v)                                 at the Closing, all other instruments and documents reasonably requested by Buyer.

(b)                                 Buyer shall deliver to Seller:

(i)                                     at the Closing, the certificate called for by Section 5.1(a);

(ii)                                  at the Closing, the Closing Purchase Price and, if applicable, the Deferred Purchase Price;

(iii)                               on the Deferred Purchase Price Date or the date contemplated by Section 1.1(c), the Deferred Purchase Price;

(iv)                              at the later of the Closing and the date on which the Buyer Approval Order (as defined in the SPRA) has been entered by the Seller Bankruptcy Court and is a Final Order, a release in substantially the form attached hereto as Exhibit C, duly executed by Buyer as the Releasing Party (as defined in Exhibit C); and

(v)                                 at the Closing, all other instruments and documents reasonably requested by Seller.

1.4                                 Assignment of Bankruptcy Claim.  Unless Buyer shall have breached in any material respect its obligations set forth in Section 4.5, if the closing of the transactions contemplated hereby shall have been consummated, upon consummation of the closing of the SPRA, Seller shall assign the Buyer Claim (as defined in Section 1.7 of the SPRA) to Buyer.

1.5                                 Cure Amounts.  Unless Buyer shall have breached in any material respect its obligations set forth in Section 4.5, if the closing of the transactions contemplated hereby shall have been consummated, Seller shall provide to the Company, immediately prior to the consummation of the closing of the SPRA, the notice contemplated by Section 4.10 of the SPRA.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF BUYER

Buyer hereby represents and warrants to Seller as follows:

2.1                                 Organization and Good Standing.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.

2.2                                 Capitalization.  As of the date of this Agreement, the authorized capital stock of Buyer consists of 60,000,000 shares of Common Stock.  As of the date of this Agreement, there are 20,591,840 shares of Common Stock issued and outstanding.  Buyer owns all the issued and outstanding shares of common stock, par value $0.01 per share, of the Company.

2.3                                 Authority, Approvals, Enforceability and Consents.

(a)                                  Buyer has the corporate power and authority to enter into this Agreement and the other Transaction Documents to be executed and delivered by it and to perform its obligations hereunder and thereunder.

(b)                                 The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to be executed and delivered by it and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of Buyer and no other corporate proceedings or other approvals on the part of Buyer or its shareholders are necessary to authorize and approve, and for Buyer to perform, its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby.

(c)                                  The execution, delivery and performance by the Company of the SPRA and the other Transaction Documents to be executed and delivered by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized and approved by Buyer, including any necessary approval or vote by Buyer as the sole shareholder of the Company (including under Article II of the bylaws of the Company) (and Buyer shall have provided to Seller, as of the date of this Agreement, a true and complete copy of any such authorization or approval, and no such authorization or approval shall have been revoked, amended or modified), and no other corporate proceedings or other approvals on the part of Buyer or its shareholders are necessary to authorize and approve, and for the Company to perform, the Company’s obligations under, and to consummate the transactions contemplated by,  the SPRA and the other Transaction Documents to be executed and delivered by the Company and the transactions contemplated thereby.

(d)                                 This Agreement has been, and the other Transaction Documents to be executed and delivered by Buyer at the Closing will, at the Closing, have been, duly executed and delivered by Buyer and constitutes (or will constitute at the Closing, as applicable) the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

(e)                                  (1) The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to be executed and delivered by Buyer and the consummation of the transactions contemplated hereby and thereby and (2) the execution, delivery and performance by the Company of the SPRA and the other Transaction Documents to be executed and delivered by the Company and the consummation of the transactions contemplated thereby, in each case, do not and will not:

(i)                                     contravene any provision of the articles of incorporation or bylaws (or comparable organizational documents), of Buyer or the Company;

(ii)                                  after notice or lapse of time or both, result in a material violation, material conflict with, or material breach of any provision of, constitute a material default under, result in or permit the material modification, revocation, cancellation, termination or acceleration of, any Contract to which Buyer is a party or by which any of its properties or assets are bound or otherwise subject or, require any consent or waiver of any party to any such Contract;

(iii)                               violate or conflict with any Law applicable to Buyer or its business or properties; or

(iv)                              except as contemplated by the SPRA and except for any filing required under the Securities Exchange Act, require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Government Authority.

2.4                                 Financial Capability.  Buyer has and, at the Closing and on the Deferred Purchase Price Date will have, sufficient funds available to pay any amount due to Seller under Sections 1.1(a), 1.1(b) and 1.1(c).

2.5                                 Brokers.  Neither Buyer nor its directors, officers or employees, has employed any broker or finder or has incurred or will incur any broker’s, finder’s or similar fees, commissions or expenses, in each case, in connection with the transactions contemplated by this Agreement or any other Transaction Document that would be payable by Seller or its Affiliates (other than Buyer).

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF SELLER

Seller hereby represents and warrants to Buyer as follows:

3.1                                 Organization and Good Standing.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.

3.2                                 Authority, Approvals, Enforceability and Consents.

(a)                                  Seller has the corporate power and authority to enter into this Agreement and the other Transaction Documents to be executed and delivered by Seller pursuant to this Agreement and, subject to entry of the Seller Approval Order, to perform its obligations hereunder and thereunder.

(b)                                 The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to be executed and delivered by Seller pursuant to this Agreement and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of Seller and, subject to entry of the Seller Approval Order, no other corporate proceedings on the part of Seller or its shareholders are necessary to authorize and approve, and for Seller to perform, its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents to be executed and delivered by Seller pursuant to this Agreement and the transactions contemplated hereby and thereby.

(c)                                  This Agreement has been and the other Transaction Documents to be executed and delivered by Seller pursuant to this Agreement at the Closing will, at the Closing, have been duly executed and delivered by Seller, and, subject to entry of the Seller Approval Order, constitutes (or will constitute at the Closing, as applicable) the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to the discretion of the Seller Bankruptcy Court for so long as the Seller Bankruptcy Court retains jurisdiction over the Seller Case.

(d)                                 The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to be executed and delivered by it pursuant to this Agreement and the consummation by Seller of the transactions contemplated hereby and thereby do not and will not:

(i)                                     contravene any provisions of the certificate of incorporation or bylaws of Seller;

(ii)                                  after notice or lapse of time or both, result in a material violation, material conflict with, or material breach of any provision of, constitute a material default under, result in or permit the material modification, revocation, cancellation, termination or acceleration of, any Contract to which Seller is a party or by which any of its properties or assets are bound or otherwise subject or require any consent or waiver of any party to any such Contract;

(iii)                               subject to entry of the Seller Approval Order, violate or conflict with any Law applicable to Seller or its business or its properties; and

(iv)                              except for the Seller Approval Order and any filing required under the Securities Exchange Act, require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Government Authority.

3.3                                 Title.  Subject to any effects resulting from the Seller Case, Seller has title of the Shares, free and clear of all Liens other than Permitted Liens.

3.4                                 Brokers.  Neither Seller nor its directors, officer or employees, has employed any broker or finder or has incurred or will incur any broker’s, finder’s or similar fees, commissions or expenses, in each case, in connection with the transactions contemplated by this Agreement or any other Transaction Document that would be payable by Buyer or its Affiliates (other than Seller).

ARTICLE IV

COVENANTS

4.1                                 Announcements.  Between the date hereof and until the earliest date on which the entire Purchase Price has been paid pursuant to this Agreement, the parties agree to use their reasonable best efforts to cause the substance of all public releases or public announcements by either party with respect to this Agreement or the transactions contemplated hereby to be mutually agreeable, except as and to the extent that a party determines in good faith that it is obligated by Law to make a public release or public announcement, in which case such party shall give notice to the other party, to the extent practicable, in advance of such party’s intent to make such release or announcement.  Each party acknowledges to the other party that such party has determined that it will be required to announce and report both the execution and the consummation of the closing of this Agreement.

4.2                                 Cash.  Unless Buyer has paid to Seller the entire Purchase Price upon the consummation of the Closing, during the period commencing immediately following the consummation of the Closing and ending upon payment by Buyer to Seller of the Deferred Purchase Price, Buyer shall maintain a minimum of $11.5 million of unrestricted Cash on hand.

4.3                                 Further Assurances.  Each party hereto covenants from the date of this Agreement until the earliest date on which the entire Purchase Price is paid pursuant to this Agreement (and subject to the other terms and conditions of this Agreement):

(a)                                  to cooperate with the other party and to take such actions as may be necessary, in each case, as promptly as possible in (i) determining whether notices, declarations, registrations and filings are required to be made with or consents required to be obtained from any Third Party or Government Authority in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents between Buyer and Seller and in making or causing to be made any such notices, declarations, registrations and filings promptly; (ii) obtaining, in a timely manner, any such consents; and (iii) furnishing the other party and to the other party’s counsel all such information as may be reasonably required in order to effectuate the foregoing actions;

(b)                                 to keep the other party hereto informed in all material respects of any material communications received by such party from, or given by such party to, any Government Authority with respect to the transactions contemplated by this Agreement and to consult with the other party hereto in advance of any meeting or conference with any Government Authority with respect to the transactions contemplated by this Agreement;

(c)                                  to use reasonable best efforts and cooperate with the other party hereto to obtain all consents required from Third Parties, whose consent or approval is required pursuant to any Contract to consummate the transactions contemplated by this Agreement and the other Transaction Documents between Buyer and Seller; and

(d)                                 without limiting the specific obligations of any party under any covenant or agreement under this Agreement, to use reasonable best efforts to take all action and do all things necessary in order to promptly consummate the transactions contemplated hereby and the other Transaction Documents between Buyer and Seller, including satisfaction, but not waiver, of the conditions precedent set forth in Articles V and VI.

4.4                                 Additional Agreements; Notification of Certain Matters.

(a)                                  Without limiting the foregoing, between the date hereof and until the earliest date on which the entire Purchase Price has been paid pursuant to this Agreement, each party will give prompt notice in writing to the other party of:  (i) any information that indicates that any of its representations and warranties contained in this Agreement was not true and correct in all material respects (without giving effect to any limitation as to “materiality” or another similar materiality qualification set forth therein) as of the date of this Agreement or will not be true and correct in all material respects (without giving effect to any limitation as to “materiality” or another similar materiality qualification set forth therein) as of the Closing, (ii) the occurrence of any event or the existence of any circumstance which will result, or is reasonably likely to result, in the failure to satisfy a condition specified in Article V (in the case of Buyer) or VI (in the case of Seller), (iii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iv) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) by or of any Government Authority or adjudicatory proceedings involving the transaction contemplated by this Agreement, and, in the case of any event contemplated by clauses (i) through (iv) will keep the other party fully informed of such event and permit the other party and its Representatives access to all materials prepared in connection therewith.  Without limiting the foregoing, between the date hereof and until the earliest date on which the entire Purchase Price has been paid pursuant to this Agreement, Buyer shall promptly (but in any event within one Business Day) notify Seller in writing of the entry into or consummation of an Acceleration Transaction.

(b)                                 If any Claim against Buyer shall have been instituted before any arbitrator, court or other Government Authority to restrain or prohibit, or to obtain damages in respect of, the consummation of the transactions contemplated hereby or by the other Transaction Documents, then Buyer shall (i) promptly notify Seller of such Claim, (ii) in good faith, and using its reasonable best efforts to, defend against any such Claim, (iii) promptly provide Seller and its counsel with copies of all documents in its possession relating to such Claim, (iv) prior to filing or providing any document to, or having discussions with, a Third Party relating to such Claim, provide Seller with a reasonable opportunity to review, comment on and approve such documents and allow Seller to participate in any such discussions, and (v) not settle any such Claim or waive or release any rights with respect to such Claim without Seller’s prior written consent unless such settlement (A) includes an unconditional release of Seller, the Company and their respective Affiliates (other than Buyer) from all liability arising out of or in connection with such matter, (B) does not include any admission of fault, culpability or a failure to act by, or on behalf of, Seller, the Company or their respective Affiliates (other than Buyer) or payment of any money or imposition of any other obligation against Seller, the Company or their respective Affiliates (other than Buyer) and (C) does not result in the imposition against Seller, the Company or their respective Affiliates (other than Buyer) of injunctive or other equitable relief.

4.5                                 SPRA Consent.  Buyer hereby acknowledges and agrees that, unless Seller shall have breached in any material respect its obligations set forth in Sections 1.1(a), 1.4, 1.5 and 4.6, Buyer has irrevocably authorized and approved, and that Buyer shall fully support, the transactions contemplated by the SPRA, and that Buyer shall cooperate with Seller and the Company in connection with the transactions contemplated by the SPRA; provided, however, that any amendments, modifications or waivers of the SPRA (including all schedules thereto) that materially and adversely affect the interests of Buyer are subject to the consent of Buyer, which shall not be unreasonably withheld or delayed.  Without limiting the generality of the foregoing, Buyer hereby acknowledges and agrees that, unless Seller shall have breached in any material respect its obligations set forth in Sections 1.1(a), 1.4, 1.5 and 4.6, Buyer is irrevocably consenting to the filing by the Company or the Company Committee of any of the documents contemplated to be filed pursuant to Section 4.6(a) of the SPRA, that Buyer shall use reasonable best efforts, and cooperate, assist and consult with Seller and the Company, as promptly as practicable, to secure approval of the Disclosure Statement, confirmation of the Company Plan and approval of the transactions contemplated by the Company Plan and the SPRA and that Buyer shall promptly and irrevocably vote in favor of the Company Plan (it being understood and agreed that all aspects of the Company Plan, any and all exhibits or attachments to the Company Plan, the Disclosure Statement and the orders approving the same (including the Confirmation Order) and the other documents contemplated to be filed pursuant to Section 4.6(a) of the SPRA, all to the extent that they are not related to the SPRA or the transactions contemplated thereby, shall be reasonably acceptable, in form and substance, to Buyer and shall not be amended, modified, supplemented, withdrawn or revoked without the consent of Buyer; provided, however, that such consent shall not be unreasonably withheld or delayed; provided further that Buyer acknowledges that it agrees with the form and substance of the form of Company Plan attached hereto as Exhibit D).  Provided that Buyer shall not have breached in any material respect its obligations set forth in this Section 4.5, the Company Plan shall provide, among other things, for a full release of all claims by the Company against Buyer and the dismissal of the Company’s adversary proceeding against Buyer in the Company Case, effective upon the consummation of the closing of the SPRA.  Buyer acknowledges and agrees that it shall not make any Claim challenging the transaction contemplated by the SPRA, the Company Plan or the filings made pursuant to Section 4.6(a) of the SPRA.

4.6                                 Seller Approval Order.  Seller shall, as soon as reasonably practicable after the date hereof, but not later than 10 days hereafter, file with the Seller Bankruptcy Court a motion to approve the transactions contemplated hereby.  The proposed Seller Approval Order to be submitted with the motion shall be substantially in the form attached hereto as Exhibit E.

ARTICLE V

CONDITIONS TO THE OBLIGATIONS
OF SELLER TO EFFECT THE CLOSING

5.1                                 Seller Obligations.  The obligations of Seller required to be performed by it at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived in whole or in part by Seller as provided herein except as otherwise required by applicable Law:

(a)                                  Representations and Warranties; Agreements; Covenants.  Each of the representations and warranties of Buyer contained in this Agreement that are qualified as to materiality or by reference to another similar materiality qualification shall be true and correct as of the date of this Agreement and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and such representations and warranties of Buyer that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).  Each of the obligations of Buyer required by this Agreement to be performed by it at or prior to the Closing shall have been duly performed and complied with by it in all material respects as of the Closing.  At the Closing, Seller shall have received a certificate, dated the Closing Date and duly executed by the chief executive officer and the chief financial officer of Buyer on behalf of Buyer, to the effect that the conditions set forth in the two preceding sentences have been satisfied.

(b)                                 Injunction; Litigation; Legislation.  (i) No party hereto or any of their Affiliates shall be subject to any order or injunction (whether preliminary or permanent) restraining or prohibiting the consummation of the transactions contemplated hereby or by the other Transaction Documents between Buyer and Seller and (ii) no action shall have been taken, or no statute, rule, regulation or order shall have been promulgated or enacted by any Government Authority, which would prevent or make illegal the consummation of the transactions contemplated hereby.

(c)                                  Bankruptcy.  The Seller Approval Order shall have been entered by the Seller Bankruptcy Court, shall be a Final Order and shall be in full force and effect.

(d)                                 Delivery of Transaction Documents.  Seller shall have received each of the documents listed in Section 1.3(b) and the Closing Purchase Price or the entire Purchase Price, as applicable.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF
BUYER TO EFFECT THE CLOSING

6.1                                 Buyer Obligations.  The obligations of Buyer required to be performed by it at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived in whole or in part by Buyer as provided herein except as otherwise required by applicable Law:

(a)                                  Representations and Warranties; Agreements; Covenants.  Each of the representations and warranties of Seller contained in this Agreement that are qualified as to materiality or by reference to another similar materiality qualification shall be true and correct as of the date of this Agreement and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and such representations and warranties of Seller that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).  Each of the obligations of Seller required by this Agreement to be performed by it at or prior to the Closing shall have been duly performed and complied with by it in all material respects as of the Closing.  At the Closing, Buyer shall have received a certificate, dated the Closing Date and duly executed by an authorized officer of Seller on behalf of Seller, to the effect that the conditions set forth in the two preceding sentences have been satisfied.

(b)                                 Injunction.  (i) No party hereto or any of their Affiliates shall be subject to any order or injunction (whether preliminary or permanent) restraining or prohibiting the consummation of the transactions contemplated hereby or by the other Transaction Documents between Buyer and Seller and (ii) no action shall have been taken, or no statute, rule, regulation or order shall have been promulgated or enacted by any Government Authority, which would prevent or make illegal the consummation of the transactions contemplated hereby.

(c)                                  Bankruptcy.  The Seller Approval Order shall have been entered by the Seller Bankruptcy Court, shall be a Final Order and shall be in full force and effect.

(d)                                 Delivery of Transaction Documents.  Buyer shall have received each of the documents listed in Section 1.3(a).

ARTICLE VII

TERMINATION

7.1                                 Termination.

(a)                                  This Agreement may be terminated at any time prior to the Closing:

(i)                                     by mutual consent of Buyer and Seller;

(ii)                                  by Buyer or Seller, if the Closing shall not have taken place on or prior to April 30, 2007 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(a)(ii) shall not be available to a party if such party’s failure to perform any covenant or obligation under this Agreement or breach of a representation or warranty contained in this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

(iii)                               by Buyer, if there has been any violation or breach by Seller of any representation, warranty, covenant or obligation of or by Seller contained in this Agreement that has rendered the satisfaction of any condition to the obligations of Buyer contained in Section 6.1 impossible and such violation or breach has not been waived by Buyer; or

(iv)                              by Seller, if there has been a violation or breach by Buyer of any representation, warranty, covenant or obligation of or by Buyer contained in this Agreement that has rendered the satisfaction of any condition to the obligations of Seller contained in Section 5.1 impossible and such violation or breach has not been waived by Seller.

(b)                                 If Buyer or Seller shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other party specifying the provision hereof pursuant to which such termination is made.

7.2                                 Effect of Termination.  In the event of the termination hereof pursuant to the provisions of this Article VII, this Agreement shall become void and have no effect, and each party shall pay all of its own expenses incurred in connection herewith, without any Liability on the part of any party or its directors, officers or shareholders; provided, however, that if this Agreement is terminated because either party has defaulted under or breached this Agreement, then the party so electing to terminate this Agreement shall be entitled to pursue, exercise and enforce any and all other remedies, rights, powers and privileges available to it at law or in equity against the other party with respect to such breach or default.

ARTICLE VIII

MISCELLANEOUS

8.1                                 Expenses.  Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, investment bankers or others engaged by such party) in connection with this Agreement and the other Transaction Documents between Buyer and Seller and the transactions contemplated hereby and thereby whether or not the transactions contemplated hereby are consummated.

8.2                                 Survival.  The representations, warranties, covenants and agreements contained in this Agreement or in any other Transaction Document between Buyer and Seller, shall survive (and not be affected in any respect by) the Closing, any investigation conducted by or on behalf of any party hereto and any information which any party may receive.

8.3                                 Certain Interpretative Matters.  The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.  As used herein, (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) the terms “hereof,” “herein,” “hereby,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits) and not to any particular provision of this Agreement, (c) Article, Section, paragraph and Exhibit references are to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified, and (d) unless the context otherwise requires, the word “or” is not exclusive.  Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The parties intend that each representation, warranty and covenant herein shall have independent significance.  If any party has breached any representation, warranty or covenant contained herein, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant, as the case may be.

8.4                                 Notices.  All notices or other communications required or permitted hereunder shall be given in writing and given by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, facsimile or e-mail (or like transmission) with confirmation of transmission by the transmitting equipment or personal delivery against receipt to the party to whom it is given, in each case, at such party’s address, facsimile number or e-mail address set forth below or such other address, facsimile number or e-mail address as such party may hereafter specify by notice to the other parties hereto given in accordance herewith.  Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile (or, if delivered or transmitted after normal business hours, on the next Business Day) or e-mail or like transmission, on the next Business Day when sent by overnight delivery services or five days after the date so mailed if by certified or registered mail:

If to Buyer:

MAIR Holdings, Inc.
Fifth Street Towers, Suite 1360

150 South Fifth Street

Minneapolis, MN  55402
Fax No.:  (612) 333-0590
E-mail Address:  pfoley@mairholdings.com
Attention:  Paul Foley

with copies to each of:

Haynes and Boone, LLP

1221 McKinney, Suite 2100

Houston, Texas 77010

Fax No.:  (713) 236-5408

E-mail Address:  kattnerk@haynesboone.com
Attention:  Kenric D. Kattner

MAIR Holdings, Inc.
Fifth Street Towers, Suite 1360
150 South Fifth Street
Minneapolis, MN  55402
Fax No.:  (612) 333-0590
E-mail Address:  rtimm@mairholdings.com
Attention:  Ruth Timm

If to Seller:

Northwest Airlines, Inc.
2700 Lone Oak Parkway

Eagan, MN 55121
Fax No.:  (612) 726-3416
E-mail Address:  dave.davis@nwa.com
Attention: David Davis, Senior Vice President – Finance

with copies to each of:

Northwest Airlines, Inc.

2700 Lone Oak Parkway

Eagan, MN 55121

Fax No.:  (612) 726-7123
E-mail Address:  michael.miller@nwa.com
Attention:  Michael L. Miller, Vice President – Law and Secretary

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY  10004
Fax No.:  (212) 422-4726
E-mail Address:  lefkowit@hugheshubbard.com
Attention:  Kenneth A. Lefkowitz

8.5                                 Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other party.  Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

8.6                                 Entire Agreement.  This Agreement and the other Transaction Documents (including the Exhibits hereto and thereto) embodies the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and merges in, supersedes and cancels all prior written or oral commitments, arrangements or understandings with respect thereto, including the Summary of Terms, dated January 9, 2007, and any prior drafts thereof, between Buyer and Seller.  There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth in this Agreement and the other Transaction Documents.

8.7                                 Modifications, Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto.  Any party hereto may, only by an instrument in writing, waive compliance by any other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.  Seller hereby agrees that it shall not agree to modify, amend or waive any provision of the SPRA in a manner that materially and adversely affects the economic interests of Buyer without Buyer’s consent, which shall not be unreasonably withheld or delayed.

8.8                                 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original, and will become effective when one or more counterparts have been signed by a party and delivered to the other party.  Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 8.8, provided that receipt of copies of such counterparts is confirmed.

8.9                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA THAT APPLY TO CONTRACTS MADE AND PERFORMED ENTIRELY IN SUCH STATE.

8.10                           Severability.  To the fullest extent that they may effectively do so under applicable Law, the parties hereto hereby waive any provision of Law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.  Such parties further agree that any provision of this Agreement which, notwithstanding the preceding sentence, is rendered or held invalid, illegal or unenforceable in any respect in any jurisdiction shall be ineffective, but such ineffectiveness shall be limited as follows:  (a) if such provision is rendered or held invalid, illegal or unenforceable in such jurisdiction only as to a particular Person or Persons or under any particular circumstance or circumstances, such provision shall be ineffective, but only in such jurisdiction and only with respect to such particular Person or Persons or under such particular circumstance or circumstances, as the case may be; (b) without limitation of clause (a), such provision shall in any event be ineffective only as to such jurisdiction and only to the extent of such invalidity, illegality or unenforceability, and such invalidity, illegality or unenforceability in such jurisdiction shall not render invalid, illegal or unenforceable such provision in any other jurisdiction; and (c) without limitation of clause (a) or

(b), such ineffectiveness shall not render invalid, illegal or unenforceable this Agreement or any of the remaining provisions hereof.

8.11                           Submission to Jurisdiction; Waivers.  Each party to this Agreement hereby irrevocably and unconditionally:

(a)                                  (i) agrees that any suit, action or proceeding instituted against it by any other party with respect to this Agreement or any other Transaction Document between Buyer and Seller may be instituted, and that any suit, action or proceeding by it against any other party with respect to this Agreement or any other Transaction Document between Buyer and Seller shall be instituted, only in any of the following: (A) the Seller Bankruptcy Court, so long as the Seller Case remains open and (B) the state courts of Minnesota (and appellate courts from any of the foregoing) as the party instituting such suit, action or proceeding may in its sole discretion elect, (ii) consents and submits, for itself and its property, to the jurisdiction of such courts for the purpose of any such suit, action or proceeding instituted against it by the other and (iii) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law;

(b)                                 agrees that service of all writs, process and summonses in any suit, action or proceeding pursuant to Section 8.11(a) may be effected by the mailing of copies thereof by registered or certified mail, postage prepaid, to Seller or Buyer, as the case may be, at the addresses for notices pursuant to Section 8.4 hereof (with copies to such other Persons as specified therein); provided, however, that nothing contained in this Section 8.11 shall affect the right of Seller or Buyer or, as the case may be, to serve process in any other manner permitted by Law;

(c)                                  (i) waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Transaction Document between Buyer and Seller brought in any court specified in Section 8.11(a), (ii) waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and (iii) agrees not to plead or claim either of the foregoing;

(d)                                 WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT BETWEEN BUYER AND SELLER AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY; and

(e)                                  to the extent it has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or its property, hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement and the other Transaction Documents between Buyer and Seller.

8.12                           Specific Performance.  Each of the parties hereto acknowledges that it would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of the other party set forth in this Agreement were not performed in accordance with their terms and therefore, each party agrees that the other party shall be entitled to specific performance, injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity (without the necessity of proving the inadequacy as a remedy of money damages or the posting of a bond).

8.13                           No Presumption.  With regard to each and every term and condition of this Agreement and the other Transaction Documents between Buyer and Seller, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

8.14                           No Third Party Beneficiary.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.15                           Representations.  Notwithstanding anything contained in this Agreement to the contrary, each party acknowledges and agrees that the other party is not making any representations or warranties whatsoever, express or implied, beyond those expressly given by the other party in this Agreement.  Except as expressly set forth in this Agreement, each party further acknowledges and agrees that neither the other party nor any of its Representatives has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the other party, its business or the transactions contemplated by this Agreement provided by the other party or its Representatives to the party or its Representatives, and none of the other party nor any of its Representatives will have or be subject to any Liability to the party or its Representatives resulting from the distribution to the party or its Representatives, or the party’s use, of any such information, or any other document or information in any form provided by the other party or its Representatives to the party or its Representatives in connection with the transactions contemplated hereby.

[The next page is the signature page]

The parties hereto have caused this Agreement to be executed as of the date first written above.

Northwest Airlines, Inc.

By:	/s/ David M. Davis
Name: David M. Davis
Title: Senior Vice President, Finance and Controller

MAIR Holdings, Inc.

By:	/s/ Robert E. Weil
Name: Robert E. Weil
Title: Vice President, Chief Financial Officer

S-1

EXHIBIT A

CERTAIN DEFINED TERMS

1.                                       For purposes of the Agreement to which this Exhibit A is attached, the following terms shall have the respective meanings specified below.

“Acceleration Transaction” means any of the following, except as otherwise provided herein: (i) any consolidation, reorganization, merger or share exchange involving Buyer, other than a consolidation, reorganization, merger or share exchange involving Buyer in which the holders of the Common Stock immediately prior to such transaction have at least 60% of the voting power of the surviving corporation immediately after such transaction; (ii) any acquisition, sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of assets representing 40% or more of the consolidated assets of Buyer as of the date of this Agreement (other than the transactions contemplated by the SPRA); (iii) the shareholders of Buyer approve any plan or proposal for the liquidation or dissolution of Buyer; or (iv) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act) of an aggregate of 40% or more of the voting power of Buyer’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Securities Exchange Act).

“Affiliate” means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person.

“Assumed Contract” means each of the Contracts set forth on Schedule A-1 to the SPRA, as such schedule may from time to time be amended in accordance with the SPRA.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

“Business Day” means a day other than Saturday, Sunday or any other day which commercial banks in New York, New York are authorized or required by Law to close.

“Cash” means all cash and cash equivalents of a Person.

“Claim” means any claim, action, suit, litigation, investigation, inquiry, review, demand, request for information or proceeding.

“Company Bankruptcy Court” means the United States Bankruptcy Court for the District of Minnesota.

“Company Case” means the voluntary petition filed by the Company on October 13, 2005, for relief under chapter 11 of the Bankruptcy Code in the Company Bankruptcy Court.

“Company Committee” means the Official Committee of Unsecured Creditors of the Company.

“Company Plan” means the restructuring of the Company pursuant to the plan of reorganization contemplated by the SPRA.

“Confirmation Order” means an order of the Company Bankruptcy Court intended to be sought by the Company and Buyer pursuant to the SPRA to approve Plan.

“Contract” means any mortgage, indenture, note, agreement, contract, lease, permit, license, franchise, obligation, instrument or other commitment, arrangement, undertaking or understanding of any kind, whether written or oral, binding or nonbinding.

“Cure Amounts” means the monetary amounts, as determined by the Company Bankruptcy Court, if any, necessary to cure all defaults, if any, and to pay all actual or pecuniary losses that have resulted from such defaults under the Assumed Contracts as and to the extent required under Section 365(b) of the Bankruptcy Code.

“Default Interest Rate” means the annual yield rate plus 3%, on the date to which the Default Interest Rate relates, of actively traded U.S. Treasury securities having a remaining term to maturity of two months, as such rate is published under “Treasury Constant Maturities” in Federal Reserve Statistical Release H.15(519).

“Disclosure Statement” means a disclosure statement with respect to the Company Plan meeting the requirements of Section 1125(b) of the Bankruptcy Code filed pursuant to the SPRA.

“Final Order” means an order or judgment of the Seller Bankruptcy Court or other court of competent jurisdiction with respect to the subject matter, (i) which has not been reversed, stayed, modified, amended, enjoined, set aside, annulled or suspended, (ii) with respect to which no request for a stay, motion or application for reconsideration or rehearing, notice of appeal or certiorari is filed within the deadline provided by applicable statute or regulation or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought and (iii) as to which the deadlines for filing such request, motion, petition application, appeal or notice referred to in clause (ii) above have expired.

“Government Authority” means any foreign, United States or international, federal, state or local (or any subdivision thereof), agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal, including the FAA and the DOT.

 “Law” or “Laws” means all statutes, codes, ordinances, decrees, rules, regulations, standards, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, injunctions, decisions, rulings or awards, policies or other requirement of any Government Authority, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used.

“Liability” means any liability, obligation, debt, claim, charge, demand, assessment, settlement, judgment, loss and damage of any kind or nature, whether known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, legal or contractual, matured or unmatured, disputed or undisputed, secured or unsecured, joint or several, due or to become due, vested or unvested, or determined or determinable.

“Lien” means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, obligation, tenancy, license, covenant, right-of-way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the UCC or any other Law of any jurisdiction).

“Permitted Liens” means all:

(a)                                  liens for taxes, assessments and other governmental charges which are not due and payable and which may thereafter be paid without penalty;

(b)                                 such minor imperfections in title as do not detract in any material respect from the value or utility of the subject property; and

(c)                                  restrictions imposed by United States federal or state securities Laws.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company, estate, association, joint stock company, company other form of business or legal entity or Governmental Authority.

“Representatives” of any Person mean such Person’s directors, officers, employees, agents, counsel, accountants, financial advisors, consultants, and other representatives.

“Satisfaction Date” means the day on which the last to be satisfied or waived of the conditions to the Closing set forth in this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission from time to time.

“Seller Approval Order” means the entry of an order of the Seller Bankruptcy Court to approve this Agreement and the authorization of Seller to consummate the transactions contemplated hereby.

“Seller Bankruptcy Court” the United States Bankruptcy Court for the Southern District of New York.

“Seller Bankruptcy Estate” means the estate created by the commencement of the Seller Case.

“Seller Case” means the voluntary petition filed by Seller and certain of its Affiliates on September 14, 2005, for relief under chapter 11 of the Bankruptcy Code in the Seller Bankruptcy Court.

“Subsidiary” as it relates to any Person, means any Person more than 50% of the outstanding Voting Securities of which are owned or controlled, directly or indirectly, by such Person.

“Third Party” means any Person other than Seller, Buyer and any Subsidiary of Buyer.

“Transaction Document” means this Agreement and the other agreements, instruments, certificates and documents contemplated hereby and thereby, including each exhibit and schedule hereto and thereto and the SPRA and the other agreements, instruments, certificates and documents contemplated thereby, including each exhibit and schedule thereto.

“UCC” means the Uniform Commercial Code, as amended, and any successor thereto.

“Voting Securities” means any class or classes of stock of a Person pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to the election of the Board of Directors (or similar body), irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

2.                                       The following terms are defined on the Sections indicated below.

Term	Section
Agreement	Preamble
Buyer	Preamble
Closing	1.2
Closing Date	1.2
Closing Purchase Price	1.1(a)
Common Stock	Recitals
Company	Recitals
Deferred Purchase Price	1.1(a)
Deferred Purchase Price Date	1.1(a)
Purchase Price	1.1(a)
Scheduled Closing Date and Time	1.2
Seller	Preamble
Shares	Recitals
SPRA	Recitals
Termination Date	7.1(a)(ii)
Warrant	Recitals

EXHIBIT B

STOCK PURCHASE AND REORGANIZATION AGREEMENT

B-1

EXHIBIT C

FORM OF GENERAL RELEASE

This General Release, dated as of [  ] (this “General Release”), is given by [MAIR Holdings, Inc.] [Northwest Airlines, Inc.], a Minnesota corporation (the “Releasing Party”).  Capitalized terms used but not defined herein have the meanings assigned to them in the Stock Purchase Agreement dated as of January 22, 2007 (the “Purchase Agreement”) between [Northwest Airlines, Inc.] and [MAIR Holdings, Inc.], a Minnesota corporation (the “Other Party”) and the Releasing Party.

As a condition and inducement to the willingness of the Other Party to enter into the Purchase Agreement, the Releasing Party has agreed to the matters set forth herein.

1.                                       For good and valuable consideration, the receipt and legal sufficiency of which is acknowledged by the Releasing Party, the Releasing Party knowingly and voluntarily releases and forever discharges and releases the Other Party, the Other Party’s Affiliates (other than the Company and Big Sky Transportation Co.), the Other Party’s current and former Representatives and the Other Party’s insurers (with respect to matters relating to the Other Party, the Other Party’s Affiliates (other than the Company and Big Sky Transportation Co.) and the Other Party’s current and former Representatives) and the successors and assigns of the foregoing (collectively, the “Released Parties”) from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, rights, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, obligations under any Contract or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against any of the Released Parties that the Releasing Party or any of its successors or assigns have or may have, relating in any way to or in connection with any matter or thing from the beginning of the world to the date hereof, [including with respect to any proof of claim of the Releasing Party against the Released Parties in the Seller Case, including claims number 11194, 11195, 11267 and 11292 (and the Releasing Party agrees that it shall file on the date hereof with the Seller Bankruptcy Court a withdrawal with prejudice of any such proof of claim)][Note: to be included only in release by Buyer of Seller] (collectively, “Claims”), and the Releasing Party knowingly and voluntarily waives the performance and terminates any and all obligations, in each case without any liability, owed to the Releasing Party under any Contract between the Releasing Party and any Released Party; provided, however, that no discharge, release, waiver or termination is given hereunder in respect of the Purchase Agreement or any Transaction Document between the Other Party and the Releasing Party.

2.                                       The Releasing Party represents that it has made no assignment or transfer of any of the Claims herein above mentioned or implied [and that it has irrevocably withdrawn its proof of claim against the Released Parties in the Seller Case] [Note: to be included only in release by Buyer of Seller].

3.                                       In signing this General Release, the Releasing Party acknowledges and intends that this General Release shall be effective as a bar to each and every one of the Claims herein above mentioned or implied.  The Releasing Party expressly consents that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected or unanticipated Claims), if any, as well as those relating to any other Claims herein above mentioned or implied.  The Releasing Party acknowledges and agrees that this waiver is an essential and material term of this General Release and that without such waiver, the Other Party would not have agreed to enter into or consummate the transactions contemplated by the Purchase Agreement.  The Releasing Party further agrees that in the event it should assert any Claim seeking damages against any of the Released Parties, this General Release shall serve as a complete defense to any such Claim.

4.                                       The Releasing Party agrees that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Releasing Party or any Released Party of any improper or unlawful conduct.

5.                                       The Releasing Party also agrees that if it violates this General Release by bringing any action or claim against any Released Parties relating to any matter discharged or released pursuant to Paragraph 1 hereof, the Releasing Party will indemnify such Released Party for all costs and expenses of defending against such action or claim incurred by the Released Party, including all reasonable attorneys’ fees.

6.                                       The Releasing Party acknowledges and agrees that it may hereafter discover facts different from or in addition to those now known, or believed to be true, regarding the subject matter of this General Release and further acknowledges and agrees that this General Release shall remain in full force and effect, notwithstanding the existence of any different or additional facts.

7.                                       To the fullest extent that it may effectively do so under applicable Law, the Releasing Party hereby waives any provision of Law which renders any provision of this General Release invalid, illegal or unenforceable in any respect.  The Releasing Party further agrees that any provision of this General Release which, notwithstanding the preceding sentence, is rendered or held invalid, illegal or unenforceable in any respect in any jurisdiction shall be ineffective, but such ineffectiveness shall be limited as follows:  (a) if such provision is rendered or held invalid, illegal or unenforceable in such jurisdiction only as to a particular Person or Persons or under any particular circumstance or circumstances, such provision shall be ineffective, but only in such jurisdiction and only with respect to such particular Person or Persons or under such particular circumstance or circumstances, as the case may be; (b) without limitation of clause (a), such provision shall in any event be ineffective only as to such jurisdiction and only to the extent of such invalidity, illegality or unenforceability, and such invalidity, illegality or unenforceability in such jurisdiction shall not render invalid, illegal or unenforceable such provision in any other jurisdiction; and (c) without limitation of clause (a) or (b), such ineffectiveness shall not render invalid, illegal or unenforceable this General Release or any of the remaining provisions hereof.

8.                                       This General Release shall be governed by the laws of the state of Minnesota that apply to contracts made and performed entirely in such state.

9.                                       EACH RELEASING PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS GENERAL RELEASE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

10.                                 BY SIGNING THIS GENERAL RELEASE, THE RELEASING PARTY REPRESENTS AND AGREES THAT IT:

(a)                                  HAS READ THIS GENERAL RELEASE CAREFULLY;

(b)                                 UNDERSTANDS ALL OF ITS TERMS AND KNOWS THAT IT IS GIVING UP IMPORTANT RIGHTS;

(c)                                  VOLUNTARILY CONSENTS TO EVERYTHING IN IT;

(d)                                 HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS GENERAL RELEASE AND HAS DONE SO;

(e)                                  HAS SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY ATTORNEY RETAINED TO ADVISE THE UNDERSIGNED WITH RESPECT TO IT; AND

(f)                                    AGREES THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE RELEASING PARTY AND THE OTHER PARTY.

11.                                 Each Released Party that is not a party to this General Release is an intended third party beneficiary hereunder and may enforce its rights hereunder.

[The next page is the signature page]

The Releasing Party has caused this General Release to be executed and delivered as of the date first written above.

[Northwest Airlines, Inc.

By:
Name:
Title:]

[MAIR Holdings, Inc.

By:
Name:
Title:]

Accepted and agreed:

[MAIR Holdings, Inc.

By:
Name:
Title:]

[Northwest Airlines, Inc.

By:
Name:
Title:]

EXHIBIT D

FORM OF COMPANY PLAN

D-1

EXHIBIT E

FORM OF SELLER APPROVAL ORDER

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

In re:	x	Chapter 11

NORTHWEST AIRLINES CORPORATION, et al.,		Case No. 05-17930 (ALG)

Debtors.		Jointly Administered

ORDER PURSUANT TO SECTION 363 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 9019 APPROVING SETTLEMENT AND COMPROMISE BETWEEN NORTHWEST AIRLINES, INC. AND MAIR HOLDINGS, INC. AND AUTHORIZING NORTHWEST AIRLINES, INC. TO ENTER INTO STOCK PURCHASE AGREEMENT

Upon consideration of the motion (the “Motion”)(1) of Northwest Airlines, Inc., as debtor and debtor in possession (“Northwest”), seeking entry of an order pursuant to section 363 of title 11, United States Code, (the “Bankruptcy Code”) and Rule 9019 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) approving a settlement and compromise between Northwest and MAIR Holdings, Inc. (“MAIR”) and authorizing Northwest to enter into and perform the Stock Purchase Agreement (the “Agreement”); and due notice of the Motion having been provided as set forth in the affidavit of service filed by Northwest, and no other or further notice of the Motion need be provided; and the Court having determined that the relief sought in the Motion is in the best interests of Northwest, its estate and all parties in interest; and

(1) Capitalized terms not defined herein shall have the meaning ascribed to them in the Motion.

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upon the Motion; and all of the proceedings had before the Court; and after due deliberation and sufficient cause appearing therefor, it is hereby

ORDERED that the Motion is granted.  To the extent any objections to the Motion have not been withdrawn or resolved, they are hereby overruled; and it is further

ORDERED that the Agreement is approved, and Northwest is authorized to enter into and perform such Agreement, and to execute and deliver (without the need for further Court order) such other documents, agreements and instruments as shall be necessary and appropriate to implement the Agreement, consistent with the terms thereof; and it is further

ORDERED that the Court shall retain jurisdiction with respect to any matters, claims, rights or disputes arising from or related to the implementation of this Order; and it is further

ORDERED that notwithstanding the possible applicability of Bankruptcy Rules 6004, 7062, 9014, any other provision of the Bankruptcy Rules, Bankruptcy Code or otherwise, this Order shall take effect immediately upon signature by this Court; and it is further

ORDERED that the requirement under Rule 9013-1(b) of the Local Bankruptcy Rules for the Southern District of New York for the filing of a memorandum of law is waived.

Dated:	New York, New York

, 2007

UNITED STATES BANKRUPTCY JUDGE

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